                                                                   EXHIBIT 10.15


                                LEASE AGREEMENT

                        Dated as of September 27, 1999




                         Between: WK3 INVESTORS, LTD.
                                  as Landlord




                      and: INTELLIGENT LIFE CORPORATION,
                                   as Tenant

                               TABLE OF CONTENTS
PROVISIONS                                                    PAGE

1.   RENT................................................        2
2.   COMMENCEMENT OF LEASE TERM; EXTENSION OPTIONS.......        3
3.   PREMISES; COMMON AREAS; PARKING.....................        4
4.   PREPARATION OF PREMISES; POSSESSION; RELOCATION.....        4
5.   COMMON AREA MAINTENANCE COSTS.......................        5
6.   PUBLIC UTILITIES....................................        6
7.   TAXES AND ASSESSMENTS...............................        6
8.   REPAIRS AND MAINTENANCE.............................        7
9.   ALTERATIONS.........................................        7
10.  AFFIRMATIVE COVENANTS...............................        8
11.  NEGATIVE COVENANTS OF TENANT........................        9
12.  HAZARDOUS WASTE DISPOSAL............................       10
13.  RIGHTS OF LANDLORD..................................       12
14.  DAMAGE TO PREMISES..................................       12
15.  INDEMNIFICATION AND INSURANCE REQUIREMENTS..........       13
16.  WAIVER OF CLAIMS BY TENANT..........................       14
17.  FIXTURES............................................       14
18.  ASSIGNING AND SUBLETTING............................       15
19.  SUBORDINATION; ATTORNMENT...........................       15
20.  PERFORMANCE OF TENANT'S COVENANTS...................       16
21.  CUSTOM AND USAGE; NO WAIVER.........................       17
22.  SURRENDER AND HOLDING OVER..........................       17
23.  ADDITIONAL CONSTRUCTION.............................       17
24.  CONDEMNATION........................................       17
25.  FORCE MAJEURE.......................................       18
26.  ESTOPPEL STATEMENT..................................       18
27.  EVENTS OF DEFAULT...................................       18
28.  LANDLORD'S REMEDIES UPON DEFAULT BY TENANT..........       19
29.  LETTER OF CREDIT....................................       23
30.  AUTHORITY...........................................       24
31.  LIABILITY OF LANDLORD...............................       22
32.  LEGAL EXPENSES......................................       22
33.  LAND DOCUMENTS; RULES AND REGULATIONS...............       22
34.  TIME OF THE ESSENCE.................................       22
35.  QUIET ENJOYMENT.....................................       22
36.  SIGNS...............................................       23
37.  SCOPE AND INTERPRETATION OF AGREEMENT...............       23
38.  INVALID PROVISIONS..................................       23
39.  CAPTIONS............................................       23
40.  SUCCESSORS AND ASSIGNS..............................       23
41.  NOTICES.............................................       23
42.  USE OF PREMISES.....................................       24
43.  GENERAL PROVISIONS GOVERNING TENANT'S IMPROVEMENTS..       24
44.  WAIVER OF JURY TRIAL................................       25
45.  INSOLVENCY OR BANKRUPTCY............................       25
46.  NO REPRESENTATIONS; NO OFFER........................       26
47.  BROKERS.............................................       26
48. EXHIBITS.............................................       26

                         LEASE AGREEMENT


  THIS LEASE AGREEMENT ("Lease") is made as of the 27th day of September, 1999, by and between WK3 INVESTORS, LTD., a Florida limited partnership (herein called "Landlord"), and INTELLIGENT LIFE CORPORATION, a Florida corporation (herein called "Tenant").


                                  WITNESSETH:

  A. Landlord intends to acquire title to certain real property located within Tract WK3 of the Abacoa development in the Town of Jupiter, Palm Beach County, Florida, which real property is more particularly described on Exhibit "A" attached hereto and which is a parcel of approximately 4.35 acres (the "Project Site"), and which is owned by The John D. and Catherine T. MacArthur Foundation, a Illinois not-for-profit corporation, and is under option to Workplace Holdings, Ltd., a Florida limited partnership that is under common control with Landlord; and

B. Landlord intends to construct on the Project Site a two (2) story office building (the "Project"); and

  C. Subject to the terms and conditions of this Lease, Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord, all of the rentable square footage of the Project, which is 40,000 rentable square feet (collectively, the "Premises); and

  D. Adjacent to the Project Site is a parcel of approximately 2.15 acres of land (the "Adjacent Site"), which is being purchased by Tenant from an affiliate of Landlord simultaneously with commencement of construction of the Project subject to the reserved right of the seller to develop another project for Tenant upon the Adjacent Site during the twenty four (24) month period from and after the commencement of construction of the Project; and

  E. Landlord and Tenant desire to set forth herein the terms and conditions of their agreement, including (without limitation), the terms and conditions under which Tenant will take possession of and occupy the Premises:

  NOW, THEREFORE, for and in consideration of, and subject to the terms and conditions of, the covenants and agreements hereafter reserved and contained on the part of Landlord and Tenant to be observed and performed, including (without limitation) the rents to be paid by Tenant to Landlord, Landlord demises and leases the Premises to Tenant, and Tenant rents the Premises from Landlord.


         [CONTINUED WITH LEASE SUMMARY BEGINNING ON THE FOLLOWING PAGE]

                                 LEASE SUMMARY

(a)         "Landlord's Address":     222 Lakeview Avenue, Suite 1700
                                      West Palm Beach, Florida 33401
                                      Attn.: Vice President

(b)         "Tenant's Address":

            (prior to commencement)   11811 U.S. Highway One, Suite 101
                                      North Palm Beach, Florida 33408
                                      Attn: ____________________

            (after commencement)      The Premises

(c)  Tenant's Trade Name:  Intelligent Life

(d) Square Footage: 40,000 rentable square feet. The rentable square footage as set forth in this Lease shall be used in the calculation of rent and other sums as applicable under this Lease.

(e) "Commencement Date": Except as otherwise provided in Section 4 of the Lease Provisions, the Commencement Date of this Lease shall be the date of issuance by the applicable governmental authority of a certificate of completion for the building shell of the Project.

(f)  "Lease Term":  Ten (10) years from the Commencement Date.  Tenant shall
have the option to   renew this Lease for two (2) additional terms of five (5)
years each.

(g) "Base Rent": Base Rent for the first "Lease Year" (as defined in
Section 1(b) below) shall be Six Hundred Sixty Thousand and 00/100 Dollars ($660,000.00), which is equal to Sixteen and 50/100 Dollars ($16.50) per rentable square foot per annum, payable in equal monthly installments of $55,000.00. Base Rent shall be adjusted thereafter in accordance with the following schedule:


          Lease Year           Base Rent   Base Rent per Rentable Square Foot
         ------------         -----------  ----------------------------------

          Two                 $660,000.00                $16.50
          Three-Five          $680,000.00                $17.00
          Six-Eight           $720,000.00                $18.00
          Nine-Ten            $760,000.00                $19.00
          Eleven-Twelve       $820,000.00                $20.50
          Thirteen-Fifteen    $850,000.00                $21.25
          Sixteen-Eighteen    $880,000.00                $22.00
          Nineteen-Twenty     $920,000.00                $23.00

     In each instance, Base Rent shall be payable in equal monthly installments.

(h) Sales Tax: Tenant will pay all sales, use and other taxes (except Landlord's income taxes), charges and/or impositions on the Base Rent, Additional Rent and any and all other amounts paid under this Lease.

(i) "Security Deposit": $300,000.00, in the form of a letter of credit in the form of Exhibit "F" hereto and issued by a bank acceptable to Landlord in its reasonable discretion and otherwise in accordance with Section 29 of the Lease Provisions.

(j) "Permitted Use":  Operation of a business office.

(k) "Improvement Allowance": $25.00 per rentable square foot.

(l) "Additional Improvement Allowance": $100,000.00 for an emergency generator and data center.

(m) "Design Allowance": $120,000.00 for interior space plan and design.


       [CONTINUED WITH LEASE PROVISIONS BEGINNING ON THE FOLLOWING PAGE]

                                 LEASE PROVISIONS

1.   RENT

        (a) This is a pure "Net Lease". All Base Rent payments, together with Tenant's Operating Expense obligations (as defined below) and any other payments or charges that may be due or payable under this Lease (collectively, "Additional Rent"), shall be due and payable, without notice and without offset, abatement or deduction, at Landlord's Address or at such other place as may be designated in writing by Landlord, in advance without demand, on the first day of each month during the term of this Lease, together with applicable sales tax on all such payments. In the event any amounts due hereunder have not been paid by the fifth (5th) day of the applicable month, Tenant shall pay $100.00 as a late fee to cover Landlord's administrative costs, and all unpaid amounts shall bear interest from the first day of the month at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Notwithstanding the foregoing, Landlord agrees that, not more than twice in any consecutive twelve
(12) month period, Landlord or its agent shall give Tenant written notice of any overdue Rent and Tenant shall not be in default, and no interest or late fee shall be due with respect to such overdue Rent, provided that Tenant pays the overdue Rent within seven (7) days following the date of deemed delivery of the notice in accordance with Section 41 of this Lease. After Rent is overdue more than twice in any consecutive twelve (12) month period, Tenant shall be in default without any prior notice from Landlord or its agent, and interest and late fees shall be due with respect to such overdue Rent as provided in this subsection. Adjustments to the Base Rent shall be made annually as provided in subsection (b) below. The term "Rent" as used in this Lease shall include both Base Rent and Additional Rent. Tenant's obligations to pay Rent under this Lease are completely independent of any of Landlord's obligations under this Lease.

        (b) Each twelve (12) month period commencing on the Commencement Date or any anniversary thereof is referred to in this Lease as a "Lease Year"; provided that, if the Commencement Date is other than the first day of a calendar month, then the first Lease Year shall include such partial month together with the next succeeding twelve (12) months, and each succeeding Lease Year shall begin on the first day of the calendar month that corresponds to the month following the Commencement Date. For each Lease Year, the amount of Base Rent shall be as provided in paragraph (g) of the Lease Summary.

        (c) Payment of prorated Rent from the Commencement Date of this Lease until the first day of the following month (when the first full monthly payment is due) shall be due and payable on the Commencement Date, together with applicable sales tax.

        (d) All taxes, charges, costs, assessments and expenses that are due and payable by Tenant hereunder, together with all interest and late charges that may accrue thereon in the event of the failure of Tenant to pay those items, and all other damages, costs, expenses and sums that Landlord may suffer or incur, or that may become due by reason of any default of Tenant or failure by Tenant to comply with the terms and conditions of this Lease, shall be deemed to be Additional Rent, and in the event of non-payment Landlord shall have all the rights and remedies as herein provided for failure to pay Base Rent.

        (e) Tenant will pay all sales, use and other taxes, charges and/or impositions imposed at any time or from time to time by any and all governmental authorities on the Rent and any all other amounts of any nature paid under or in connection with this Lease, including (without limitation), sales, use and other taxes, charges and/or impositions imposed by any and all governmental authorities upon the manufacture, sales, use, transmission, distribution or other services to the Premises. All such taxes, charges and/or impositions shall be paid by Tenant even though the taxing statute or ordinance may purport to impose such taxes, charges and/or impositions against Landlord. Tenant shall pay before delinquency all personal taxes and assessments on the furniture, fixtures, equipment, and other property of Tenant located in the Premises and on additions and improvements in the Premises belonging to Tenant.

2.   COMMENCEMENT OF LEASE TERM; EXTENSION OPTIONS

        (a) The Commencement Date of this Lease and the Lease Term shall be as provided in the Lease Summary.

        (b) When the Commencement Date of this Lease has been determined, Tenant shall execute, acknowledge and deliver to Landlord an acceptance letter in the form attached hereto as Exhibit "B", specifying, among other things, the Commencement Date. Tenant's failure to do so, after demand by Landlord, shall not affect the occurrence of the Commencement Date but shall be deemed a default under this Lease.

        (c) Tenant may, at its option and subject to the conditions herein stated, extend the original term of this Lease for two (2) additional terms of five (5) years each. Each such extension shall be subject to all of the provisions of this Lease, including provisions for adjustments to Rent as provided in paragraph (g) of the Lease Summary. Tenant's right to exercise each such option is subject to the following conditions precedent:

             (i) Tenant shall give written notice to Landlord irrevocably exercising the option not more than eighteen (18) months and not less than twelve (12) months prior to expiration of the initial Lease Term. Landlord shall give Tenant written notice of Tenant's rights under this subparagraph 2(c)(i) not less than eighteen (18) months prior to expiration of the initial Lease Term and the first extension term, as applicable.

             (ii) This Lease shall be in full force and effect at the time notice of exercise is given and on the last day of the initial Lease Term.

            (iii) Without limiting Tenant's curing rights hereunder (to the extent applicable), no uncured event of default shall exist under any provision of this Lease (and there shall be no event which, with the giving of notice or the passage of time, or both, would constitute such a default) at the time notice of exercise is given by Tenant or during the period from the giving of notice through and including the last day of the initial Lease Term.

3.   PREMISES; COMMON AREAS; PARKING

     (a) In connection with the construction of the Premises, Landlord will improve the Project Site with parking areas for use by Tenant. The parking areas available for use by Tenant in connection with the Project shall contain a total of three hundred twenty (320) parking spaces. Tenant shall have the right (for the Lease Term and the option term) to the use of all such parking areas as well as driveways, walkways, and other facilities designed for common use as may be made available by Landlord with respect to the Project (collectively, "Common Areas"), subject to the terms and conditions of this Lease and subject to the terms and conditions of all covenants, restrictions, easements and similar encumbrances which may affect all or any portion of the Project from time to time, including, without limitation, all deed and plat restrictions (such covenants, restrictions, easements and encumbrances, as the same may be modified from time to time, as well as such additional covenants, restrictions, easements and encumbrances to which all or any portion of the Project may be submitted or subject from time to time, are collectively referred to as the "Land Documents"); provided that the Land Documents shall not prohibit the conduct of the Permitted Use at the Premises . Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the parking facilities, except for damages resulting from Landlord's negligence or intentional misconduct. Tenant shall have access to the Premises and the Common Areas 24 hours per day, seven days per week.

     (b) Neither Tenant nor its agents, employees or invitees shall utilize the Common Areas or any part thereof for any of the following purposes: (i) to solicit signatures on any petition or for any other purpose, disseminate any information in connection therewith, or distribute any circular, booklet, handbill, placard or other material that has no relationship to any purpose for which the Premises was built or is permitted to be used; (ii) to solicit membership in any organization, group or association, or contribution for any purpose that has no relationship to the Premises; (iii) to parade, rally, patrol, picket, demonstrate or engage in any other such conduct; (iv) to throw, discard or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind; or
(v) to deface, damage or demolish any sign, light standard or fixture, landscaping material or other improvement within the Project.

4.   PREPARATION OF PREMISES; POSSESSION

     (a) Landlord, at its sole cost and expense, shall construct and complete the site work and building shell of the Project, as well as the Common Areas, as provided in Exhibit "C" ("Landlord's Work"). Landlord shall also cause to be constructed by the "Target Date" (hereinafter defined), subject to force majeure, the two roadways proximate to the Project Site identified on Exhibit "C" hereto, and Landlord shall use reasonable efforts to have the roadway which runs in an east-west direction as depicted on Exhibit "C" designated as "Intelligent Drive". The building shell shall be constructed substantially in accordance with plans and specifications prepared by Landlord's architect and approved by Tenant, such approval not to be unreasonably delayed, withheld or conditioned. The design of the building shell shall be in accordance with required standards and approvals for the Abacoa community and consistent with Exhibit "C". Landlord shall cause its general contractor to obtain payment and performance bonds for Landlord's Work and to name Tenant as an obligee of such bonds. Further, subject to Tenant's obligation to deposit the "Tenant's Contribution" with Landlord as provided in Exhibit "C", Landlord shall construct all demising walls and all interior improvements to the Premises in accordance with final architectural and engineering working drawings for the interior improvements to the Premises as approved by Tenant and Landlord. Except as otherwise expressly set forth in the two immediately preceding sentences, Landlord shall have no obligations to perform any work, supply any materials, incur any other expenses or make any installations in order to prepare the Premises for Tenant's occupancy.

     (b) Landlord shall assure that Landlord's Work, as performed by the general contractor engaged by Landlord, shall be undertaken in a workmanlike manner and shall be completed with new materials (unless otherwise agreed by Tenant). Within ten (10) days following the Commencement Date, Tenant shall give Landlord written notice of any defects in construction of the Premises, and Tenant shall otherwise accept the Premises in their then existing condition and state of repair, latent defects excepted. Landlord shall diligently correct any defects in Landlord's Work that do not conform to the approved plans and specifications. Tenant agrees that no representations, statements, or warranties, express or implied, have been made by or on behalf of Landlord with respect to the condition of the Project or the Premises unless expressly provided for in this Lease. Following completion of Landlord's Work, Landlord shall cause its general contractor to furnish Tenant an affidavit that all sums owing from Landlord to the general contractor have been paid and that the general contractor has paid all sums owing to its subcontractors, materialmen and suppliers. Landlord agrees to assign to Tenant all applicable construction and manufacturers warranties, although any such assignment shall include a reservation of Landlord's rights under any such warranties.

     (c) Without limitation of any other provision of this Lease, Tenant acknowledges that, in order to avoid delays in completion of Landlord's Work and Tenant's occupancy of the Premises, Tenant must provide to Landlord complete space plans and interior program information, material, equipment wiring and color selections, and other such matters, diligently and in good faith, and in a timely manner in accordance with established schedules for space planning, architectural and engineering design, and construction, which schedules shall be in accordance with the requirements of subsection (d) below. Without limitation of the foregoing, Tenant must furnish all information necessary for the preparation of construction documents (including, without limitation, all material, equipment wiring and color selections) in a timely manner and in CAD format compatible with the building shell plans. Tenant acknowledges that failure to timely deliver such information will delay the interior improvement of the Premises, the issuance of a certificate of occupancy, and accordingly, Tenant's occupancy thereof, but that Tenant nonetheless will be obligated to commence the payment of Rent not later than the Commencement Date specified in this Lease.

     (d) Notwithstanding any other provision in this Lease to the contrary, provided that Tenant satisfies each and every one of the conditions set forth in subparagraphs (i) - (v) below and Tenant is not in default of the Lease, paragraph (e) of the Lease Summary will be deemed modified to substitute "three
(3) days following the date of issuance of a certificate of occupancy for the Premises" in place of "the date of issuance by the applicable governmental authority of a certificate of completion for the building shell of the Project". Furthermore, provided that Tenant satisfies each and every one of the conditions set forth in subparagraphs (i) -(v) below, Tenant is not in default of the Lease, and the certificate of occupancy for the Premises is not issued by September 15, 2000 (the "Target Date"), subject to force majeure, Landlord shall as Tenant's sole remedy) make payment to Tenant in an amount equal to $1,000 per day (the "Daily Amount") for each day later than the Target Date which elapses prior to issuance of the certificate of occupancy for the Premises, provided that if more than thirty days elapses from Target Date until issuance of a certificate of occupancy, the Daily Amount shall be increased by $500 per day from and after such thirtieth (30th) day and shall similarly increase by $500 per day from and after each following thirty day anniversary of the Target Date (e.g., after 60 days following the Target Date, the Daily Amount shall be $2,000). For example, if the certificate of occupancy is issued for the Premises on October 17, 2000, Landlord shall pay to Tenant an amount equal to $30,000 ((30 x $1,000) + (2 x $1,500) = $33,000).

      (i) Tenant gives Landlord written approval of the site plan, building elevations and building floor plates for the Project not later than September 30, 1999. Landlord is permitted, without the further consent of Tenant, to make such changes to the approved site plan, building elevations and building floor plates as may be required by the Town of Jupiter.

      (ii) Tenant gives Landlord the final space plans, furniture location plan, wiring requirements, and architectural and engineering plans for the interior improvements to the Premises, evidencing Tenant's written approval thereof, not later than the seventieth (70th) day after the date of this Lease; and

      (iii) Tenant gives Landlord written approval of final selections for all interior finishes for the Premises not later than the one hundredth (100th) day after the date of this Lease; and

      (iv) Tenant gives Landlord written approval of final pricing for the interior improvements to the Premises by the date that is the later of (A) the one hundredth fortieth (140th) day after the date of this Lease, or (B) seven
(7) days following delivery of the proposed pricing to Tenant; and

      (v) Tenant deposits with Landlord the excess cost for the interior improvement work, as required by Exhibit "C", by the date that is the later of
(A) the one hundredth fiftieth (150th) day after the date of this Lease, or (B) ten (10) days following Tenant's written approval of the final pricing for the interior improvements to the Premises.

Tenant acknowledges that Landlord has agreed to the provisions of this subsection 4(d) on the condition that Tenant does not intend to include in the Premises any long lead items or any improvements or equipment that would require licensure or review by any Federal, state or local agency or instrumentality, and the provisions of this subsection 4(d) shall be inapplicable in the event that Tenant elects to include any such long lead items or improvements or equipment in the Premises. Further, nothing herein shall in any event serve to extend the Commencement Date beyond the date three (3) days following the date on which the Tenant opens the Premises for business or otherwise commences its operations therein.

     Landlord shall provide Tenant with notice of: (i) receipt of site plan approval for the Project, (ii) submission for a building permit for the Project, and (iii) receipt of a building permit for the Project. Landlord and Tenant shall hold monthly meetings during the period following the date hereof through the Commencement Date for the purpose of reviewing the progress of the development and construction of the Project (including the status of progress drawings, the status of construction and the results of any studies or analyses conducted with respect to the Project) and obtaining required input from Tenant. Such meetings shall be attended by representatives of Tenant and Landlord knowledgeable about the Project and the Project architect.

     (e) If Tenant shall occupy the Premises prior to the Commencement Date, but not open for business, such occupancy by Tenant shall be deemed to be that of a tenant under all of the terms, covenants, and conditions of this Lease, except that Tenant's obligation to pay Rent shall not commence until the Commencement Date. Tenant shall be entitled to access to the Premises, subject to reasonable coordination by and scheduling with Landlord and its general contractor, for purposes of installing equipment, cabling, moving furniture, and otherwise preparing the Premises for occupancy, provided that no such activities cause a delay in issuance of a certificate of occupancy for the Premises.

5.   COMMON AREA MAINTENANCE COSTS

     (a) Tenant acknowledges that this Lease is on a net, net, net basis. Accordingly, in addition to Base Rent, Tenant shall pay in a timely manner before they become delinquent directly to the billing parties beginning on the Commencement Date and ending on the last day of the Term, all expenses ("Operating Expenses") accruing during the Lease Term hereof and arising out of or attributable to the Project including, but not limited to, real estate taxes and assessments including special assessments; property owners' association and similar association fees and assessments if any, the imposition of which taxes the Tenant shall have the right to contest with the appropriate governmental or private entity; (and Landlord shall cooperate with any such contest provided there is no cost or expense to Landlord); amounts due under the Land Documents; insurance required to be carried by Tenant under the terms of this Lease or by applicable laws; maintenance; repairs, operation; parts; water; sewer; electricity; and all other utilities; if any; trash removal; landscaping; management; supplies; tools; materials; security services (if any); energy control services; sound system; exterminating; service contracts; the costs of any capital improvements, machinery or equipment which are reasonably necessary or are imposed by applicable law, rule, regulation or code; all costs of the maintenance, repair and replacement of the Project and any structural and non-structural portions thereof, and maintenance, repair and replacement of the roof.

     (b) In the event for reasons other than a default hereunder by Tenant any Operating Expense shall pertain to a specified or definite period of time some of which accrued during the Lease Term and some of which accrued either before the Commencement Date or after the last day of the Lease Term, then Tenant shall pay all of such Operating Expense which accrued during the Lease Term. For example only, in the event the last day of the Lease Term shall, for reasons other than a default hereunder by Tenant, be other than December 31st of any calendar year, then Tenant shall pay upon the issuance of the real estate tax bill(s) for the Project for the calendar year in which the Lease Term shall end the amount of taxes as set forth on such tax bill(s) multiplied by a fraction, the numerator of which shall be the number of days during the calendar year at issue prior to the expiration of the Lease Term and the denominator of which shall be the number of days in such calendar year (i.e., the denominator of which shall be either 365 or 366). Notwithstanding the foregoing, Operating Expenses shall not include, and Tenant shall not be obligated to pay (1) franchise or partnership taxes, gross receipts taxes, income taxes, inheritance taxes or any similar or like taxes on Landlord (except to the extent based upon the rent collected for the Project or any portion thereof as hereinabove provided); (2) interest, amortization and other charges paid in respect of mortgage or other loans made by Landlord; (3) ground lease and other rent paid by Landlord (if any); (4) depreciation of the Project; and (5) fines, penalties, and other costs incurred by Landlord due to its violation of any applicable law.

     (c) In furtherance of Section 8 below and not in limitation thereof, Tenant covenants and agrees with Landlord that during the continuance of this Lease Tenant at its sole expense shall keep the Project in a good state of repair and in as good condition as they were at the beginning of the Lease Term, ordinary wear and tear and casualty damage to the extent Landlord receives insurance proceeds therefor excepted, and Tenant will not suffer or permit any strip, waste or neglect of the Project, and Tenant at its sole expense will maintain, repair, replace and renovate the Project, including without limitation all structural and non-structural portions thereof, and all portions of the roof thereof, in order to keep the Project in first class repair and condition. In the event Tenant does not pay Operating

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Expenses as required by this Lease, keep and maintain the Project as required by this Lease or make the said repairs or replacements within thirty (30) days after notice from Landlord, or in case of repairs which, for causes beyond Tenant's control cannot with reasonable diligence be cured within said thirty
(30) day period, if Tenant shall not have promptly after notice commenced such repairs and thereafter diligently prosecuted same to completion, within a reasonable time, then Landlord shall have the right, in addition to any other remedies it may have under law or this Lease, but not the obligation, after notice to Tenant to pay such Operating Expenses and/or enter upon the Project and maintain the Project and/or make the said repairs or replacements itself, as the case may be, and charge the cost thereof to Tenant as Additional Rent hereunder which cost thereof shall be due and payable by Tenant within thirty
(30) days after Tenant deemed to have received a bill therefor from Landlord together with interest at the Rate of eighteen percent per annum. In the event Tenant fails to pay in full said cost within said thirty (30) days after Tenant is billed therefor, then, in addition to and not in limitation or waiver of any other remedies which may arise out of a default hereunder by Tenant, interest shall accrue on all unpaid amounts from the due date to the date of payment by Tenant and such interest shall be due and payable immediately as Additional
Rent. For purposes of this Lease and without limitation of subparagraph 1(a) above, "Additional Rent" includes all costs, expenses, interest and sums other than Base Rent which become due hereunder whether payable to Landlord or to other parties (such as with regard to Operation Expenses), but which are not paid by Tenant within the time required by, it being the intent of the parties that all such other costs, expenses, interest and sums due hereunder from Tenant to Landlord shall be construed as Additional Rent due from Tenant to Landlord.


6.   PUBLIC UTILITIES

     (a) Landlord shall, at Tenant's sole cost and expense, arrange for the initial hook-up of all utilities needed for the Permitted Use. Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all utilities, telephone services and equipment required by Tenant for the Permitted Use.

     (b) In addition, pursuant to Section 5 above, Tenant shall pay all water and sewer charges for the Project, which payment shall be made when due to the appropriate public utility provider.

7.   TAXES AND ASSESSMENTS

     (a) Pursuant to Section 5 above, Tenant shall pay all real estate taxes, fees, assessments and charges of any kind or nature whatsoever (excluding Landlord's income taxes) associated with or attributable to the ownership, operation, maintenance or repair of all or any portion of the Project, including, without limitation, any charges or assessments against the Project for public betterments or improvements, and all expenses and fees incurred in connection with contesting the amount or the validity of any of the foregoing. In connection with the development of the Project, Landlord shall cause the Project Site to be platted and a separate tax parcel established. Landlord shall provide to Tenant copies of all tax bills promptly following receipt of such bills by Landlord.

     (b) Landlord shall have the option to take the benefit of the provisions of any statute or ordinance permitting any taxes or assessments to be paid over a period of time, in which case Tenant shall be obligated to pay only the portion of the installments which become due and payable during the term of this Lease, as extended, prorated for any partial Lease Year.

     (c) The provisions of this Section 7 are predicated upon the present system of taxation in the State of Florida. Should any governmental authority having jurisdiction over all or any portion of the Project impose a tax and/or assessment or any kind or nature upon, against, measured by or with respect to the Rent payable to Landlord under this Lease or with respect to the ownership of the Project or any part thereof by Landlord (or any individual or entity forming Landlord), either by way of substitution for all or any part of the present real estate taxes or assessments or in addition thereto, then such tax and/or assessment shall be deemed to constitute "real estate taxes" for purposes of this Lease and Tenant shall be obligated to pay the same as set forth in this Section 7.

8.   REPAIRS AND MAINTENANCE

     (a) During the original term of this Lease and each extension term, Tenant shall, at Tenant's sole cost and expense, maintain, repair, replace and renovate all portions of the roof, the exterior walls and all structural and non-structural elements of the Project; the elevators, electrical, plumbing, heating, air conditioning, and other mechanical installations that serve the Project and the Premises; and the interior of the Premises, including (without limitation) all interior glass and doors that are a part of the Premises, all in first class condition and good working order, and shall use materials and labor of a kind and quality equal to the original work. Landlord shall have no obligation to repair, maintain, alter, replace, or modify the Project or the Premises or any part thereof, including (without limitation) any elevators, electrical, plumbing, heating, air conditioning, or other mechanical installation. Tenant agrees that the roof, elevators, electrical, heating and air conditioning equipment for the Project shall be maintained by contractors reasonably approved by Landlord and fully licensed to maintain such improvements in the State of Florida. Tenant shall, upon the request of Landlord from time to time, provide Landlord with copies of maintenance contracts entered into with respect to the Project or the Premises, as well as written service records that shall be maintained by Tenant or its contractor during the Lease Term.

     (b) Any interruption of any services with respect to the Project or the Premises, whether such failure is caused by acts of God; accidents; breakage; repairs; strikes; lockouts; other labor disputes; the making of repairs, alterations, or improvements to the Premises or any part of the Project; inability to obtain an adequate supply of fuel, steam, water, electricity, labor or other supplies; or by any other condition, including, without limitation, any governmental energy conservation program, shall not constitute a default by Landlord under this Lease, shall not render Landlord liable for any damages directly or indirectly resulting from such failure or delay, shall not permit Tenant to abate any Rent or relieve Tenant from any of its obligations under this Lease, and shall not constitute a constructive or other eviction of Tenant, unless such interruption of services was caused by the negligence or intentional misconduct of Landlord.

     (c) Except as provided in Section 9 below, at the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as when received, reasonable wear and tear and, subject to Tenant's obligations under this Lease, casualty or condemnation excepted.

9.   ALTERATIONS

     Tenant shall not make any alterations, improvements, or additions to the Project or the Premises, including (without limitation) drilling into, or securing any fixture, apparatus, or equipment of any kind to, any part of the Premises, without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. Without limitation of the foregoing, it is the intention of Landlord and Tenant that Landlord shall maintain complete aesthetic control over any and every portion of
the Premises visible from outside of the Premises.   Tenant shall present to the
Landlord plans and specifications for work at the time approval is sought. All such alterations, improvements, and additions made by Tenant shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord, unless Landlord shall, prior to or simultaneously with such expiration or termination, have given written notice to Tenant to remove same, in which event Tenant shall remove such alterations, improvements, and additions and restore the Premises to the same good order and condition as at the Commencement Date, reasonable wear and tear and, subject to Tenant's obligations under this Lease, casualty or condemnation excepted. Upon default by Tenant, Landlord may perform such restoration and collect the cost thereof from Tenant as Additional Rent. In addition, Landlord may apply Tenant's security deposit against such obligation. Tenant's obligations under this Section 9 shall, in all events, be carried out in conformance with the provisions of Section 10(h) below.

10.  AFFIRMATIVE COVENANTS

       (a)   Tenant covenants that it shall:

       (i) Pay all Rent at the times, and in the manner, set forth in this Lease.

      (ii) Comply with the terms of all statutes, ordinances and regulations applicable to Tenant or its use of the Premises, including, without limitation, zoning ordinances, resolutions, orders, development orders, master plans, site plans, licenses, agreements, arrangements, plans, rules or regulations of or issued by governmental, quasi-governmental or utility authorities having jurisdiction over the Premises or declarations of property owner associations having jurisdiction over the Premises, and save Landlord harmless from penalties, fines, costs, expenses, or damages resulting from Tenant's failure to do so. Tenant shall provide to Landlord copies of each licensure inspection report within ten (10) days after receipt of same, and shall provide to Landlord, within ten (10) days following the applicable deadline for corrective action, evidence of compliance with any corrective action recommended or required as a result of any such inspection.

     (iii) Comply with the terms and conditions set forth herein relating to the use, operation, and maintenance of the Project, including the Premises and the Common Areas.

      (iv) Give to Landlord prompt written notice of any accident, fire, or damage occurring on or to the Project, including the Premises and the Common Areas.

       (v) Conduct its operations at the Premises in a professional manner and keep the Premises in first-class condition and good working order.

      (vi) Comply with all reasonable rules and regulations of Landlord with respect to the Project, including the Premises and the Common Areas, whether in effect at the time of execution of this Lease or amended or promulgated from time to time thereafter by Landlord in its reasonable discretion, including (without limitation) the installation of fire extinguishers and other safety equipment as Landlord may require and compliance with the recommendations of Landlord's insurance carriers and their rate-making bodies.

     (vii) Comply with all terms and provisions of the Land Documents affecting all or any portion of the Project.

    (viii) Tenant shall have no power or authority to create any lien or permit any lien to attach to the Premises, or any interest of Landlord in the Premises or the Project, and all suppliers, contractors, artisans, mechanics, laborers and other persons contracting with Tenant with respect to the Premises or any part thereof shall be so notified in writing by Tenant. Landlord may record a memorandum (referring to this provision) that the interest of Landlord shall not be subject to liens for improvements made by or on behalf of Tenant, and Tenant agrees to do all things necessary to prevent the filing of any mechanic's or other liens against the Premises or any part thereof by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed against the Premises, Tenant shall cause the same to be discharged of record within ten (10) days after Tenant has notice of the of filing of the same. If Tenant shall fail to discharge the lien within such period of time, then, in addition to any other right or remedy of Landlord resulting from Tenant's default, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, procuring the discharge of the lien by giving security, or taking such other action as may be permitted by law. Notice is hereby given that landlord is not and shall not be liable for any labor, services or materials furnished to tenant or anyone holding the premises, and that no construction, mechanic or other lien for any such labor, services or materials shall attach to or affect the interest of landlord in and to the premises or the project.

     (ix) Subject to the notice and cure provisions of Section 27(g) of this Lease, repay to Landlord as Additional Rent, on demand, any and all liabilities, costs or expenses incurred by Landlord as a result of the breach of any covenant set forth in this Section 10 or in Section 11 below, and interest thereon at the lesser of eighteen percent (18%) per annum or the maximum amount allowed by law.

      (x) So long as Tenant is a corporation the shares of which are traded on a recognized stock exchange and Tenant is required to file with the Securities and Exchange Commission on an annual basis a Form 10k,provide Landlord within ninety (90) days following the end of each calendar year copies of Tenant's Form 10k for such year. If Tenant is not a corporation the shares of which are traded on a recognized stock exchange or for any other reason Tenant is not required to file with the Securities and Exchange Commission a Form 10k, provide to Landlord, within ninety (90) days following the end of each calendar year, copies of audited financial statements for such year for Tenant, and provide to Landlord, upon request, copies of unaudited quarterly financial statements for the most recent quarter for Tenant. All documents provided to Landlord pursuant to this subsection will remain confidential, subject to lender review, and will be used only for asset management purposes related to the Project. Tenant acknowledges that, as a material inducement to Landlord to enter into this Lease, Tenant has provided to Landlord current financial statements for Tenant. Tenant further acknowledges that Landlord has relied on such documents and information in determining the net worth of Tenant and in evaluating such other criteria as Landlord may have deemed relevant in entering into this Lease.

     (b) Landlord covenants that it shall: (i) comply in all material respects with the terms of all statutes, ordinances and regulations applicable to Landlord; (ii) comply with the terms and provisions of the Land Documents to the extent they apply to the Project; and (iii) provide Tenant copies of any notices received from any governmental agency or property owner's association regarding the Project.

11.  NEGATIVE COVENANTS OF TENANT

Tenant covenants that it shall not do any of the following without obtaining the prior written consent of Landlord:

     (a) Permit the emission of any noises or noxious odors from the Premises that are harmful to person or property.

     (b) Do, or suffer to be done, anything at the Premises or the Project that causes the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or the Project to become void or suspended.

     (c) Commit, or suffer to be committed, any waste upon the Project, including the Premises or Common Areas.

     (d) Tenant shall neither use nor occupy the Premises or any part thereof for any unlawful, disreputable, or ultra-hazardous purpose, nor operate or conduct its practice or business in a manner constituting a nuisance of any kind in the reasonable judgment of Landlord. Tenant shall, immediately on discovery or notice of any unlawful, disreputable, or ultra-hazardous use, take action to halt such activity.

12.  HAZARDOUS WASTE DISPOSAL

     (a) For purposes of this Lease, "Hazardous Materials" shall mean any material, substance or waste that is or has the characteristic of being hazardous, toxic, ignitable, reactive or corrosive, including, without limitation, (i) petroleum, PCB's, asbestos, materials known to cause cancer or reproductive problems; (ii) any materials, substances and/or wastes, including, without limitation, infectious waste, which are or hereafter become regulated by any local governmental authority, the State of Florida or the United States; and
(iii) substances defined
as "hazardous substances," "hazardous materials," "toxic substances," "hazardous wastes," "oil," "regulated substances," "restricted hazardous wastes," "special wastes" or words of similar import in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Federal Water Pollution Control Act; the Federal Clear Air Act; the Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et seq; and all other corresponding or related State of Florida and local statutes, ordinances and regulations, including, without limitation, any dealing with underground storage tanks; and any other environmental law, regulation or ordinance now existing or hereinafter enacted (collectively, "Hazardous Materials Laws"). Notwithstanding the foregoing, the term Hazardous Substances as defined herein shall not include (a) pharmaceuticals, cleaning agents of the types and in the quantities and concentrations normally stocked by health care providers similar to the Project, or (b) oil in de minimis amounts typically associated with the use of certain portions of the Project for driving and parking motor vehicles; provided that the foregoing are used, stored, transported and disposed of in accordance with all Hazardous Materials Laws.

     (b) Tenant, and all of its officers, directors, employees, representatives, agents, contractors, subcontractors, successors, assigns, lessees, sublessees, concessionaires, invitees and any other occupants of the Premises (collectively, "Tenant Representatives"), shall abide by all Hazardous Materials Laws and other municipal, county, state and federal statutes, laws, ordinances, administrative rules and regulations and guidelines applicable to the disposal of Hazardous Materials. Tenant shall not use, handle, deposit or dispose of any Hazardous Materials which requires special handling into the waste disposal facilities provided by Landlord. Tenant shall, at Tenant's expense, employ or engage private waste management services to dispose of any and all waste of Tenant which must be handled in any manner other than general waste collection provided by Landlord through public or private waste collection service. Without limiting the foregoing, Tenant shall employ or engage a licensed waste disposal service to provide any required containers or storage facilities and to remove any Hazardous Materials which Tenant must handle in a manner as provided for by Hazardous Materials Laws.

     (c) Tenant shall indemnify, defend and hold harmless Landlord and the holder ("Mortgagee") of any mortgage encumbering all or any portion of the Project or the real property upon which the Project is situated ("Mortgage"), and their respective partners, shareholders, directors, officers, agents and employees (the "Indemnified Parties") from and against any and all claims arising from or in connection with any act, omission or negligence of Tenant, or any of its subtenants or licensees or its or their partners, directors, offices, agents, employees or contractors, relating to or arising out of the disposal of Hazardous Materials from the Premises, such indemnity to include all costs, expenses and liabilities incurred in or in connection with each such claim, action or proceeding with respect thereto, including, without limitation, all attorney's fees and expenses. In the event any Indemnified Party shall be made a party to any litigation or proceeding commenced by or against Tenant, then Tenant shall protect, indemnify and hold such Indemnified Party harmless with respect thereto, and Tenant shall pay all costs, expenses and reasonable attorneys' fees (in all proceedings) incurred or paid by such Indemnified Party in connection with such litigation or proceeding, or in enforcing the covenants and agreements of this Section. TENANT ACKNOWLEDGES AND AGREES THAT IT IS THE SOLE RESPONSIBILITY OF TENANT TO ASCERTAIN AND COMPLY WITH THE HAZARDOUS MATERIALS LAWS IN CONNECTION WITH THE HANDLING AND DISPOSAL OF HAZARDOUS MATERIALS OR ANY OTHER MATERIALS FROM THE PREMISES.

     (d) Tenant hereby agrees that Tenant and Tenant's Representatives shall not use, generate, manufacture, refine, produce, process, store or dispose of, on, under or about the Premises or the Project, or transport to or from the Premises or the Project in the future for the purpose of generating, manufacturing, refining, producing, storing, handling, transferring, processing or transporting Hazardous Materials, except in compliance with all applicable Hazardous Materials Laws. Furthermore, Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the storage or use by Tenant or any of Tenant's Representatives of Hazardous Materials on the Premises, including (without limitation) discharge of (appropriately treated) materials or wastes only as provided by law. Tenant further agrees that Tenant and Tenant's representatives shall not permit any lien arising under or related to any of the Hazardous Materials Laws to attach to the Premises or the Project.

     (e) If at any time during the Lease Term (or any extended term) any contamination of the Premises or the Project by Hazardous Materials shall occur, where such contamination is caused by the act or omission of Tenant or Tenant's Representatives ("Tenant Contamination"), then Tenant, at its sole cost and expense, shall promptly and diligently remove such Hazardous Materials from the Project or the groundwater underlying the Project to the extent reasonably possible in accordance with the requirements of the applicable Hazardous Materials Laws and industry standards then prevailing in the Hazardous Materials management and remediation industry in Florida. However, Tenant shall not take any required remedial action in response to any Tenant's Contamination in or about the Project or enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to any Tenant's Contamination without first notifying Landlord and any Mortgagee of Tenant's intention to do so, and affording Landlord and any Mortgagee the opportunity to appear, intervene or otherwise appropriately assert and protect their interests with respect thereto.

     (f) In addition to all other rights and remedies of Landlord or any Mortgagee, if Tenant does not promptly and diligently take all steps to prepare and obtain all necessary approvals of a remediation plan for any Tenant's Contamination and thereafter commence the required remediation of any Hazardous Materials released or discharged in connection with Tenant's Contamination within thirty (30) days after Landlord and any Mortgagee have reasonably approved Tenant's remediation plan and all necessary approvals and consents have been obtained, and thereafter continue to prosecute said remediation to completion in accordance with the approved remediation plan, then Landlord or any Mortgagee, at their sole discretion, shall have the right, but not the obligation, to cause said remediation to be accomplished, and Tenant shall reimburse, within fifteen (15) business days of demand for reimbursement, all amounts reasonably paid by Landlord (together with interest on said amounts at the highest lawful rate until paid), when said demand is accompanied by proof of payment of the amounts demanded. Tenant shall promptly deliver to Landlord and any Mortgagee copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Project as part of Tenant's remediation of any Tenant's Contamination.

     (g) Each party hereto (for purposes of this Section 12, a "Notifying Party") shall immediately notify the other party (the "Notice Recipient") in writing of: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted, contemplated or threatened concerning the Project pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against the Notifying Party or the Project relating to damage contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials on or about the Project; and
(iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Project including any complaints, notices, warnings or asserted violations in connection therewith, all upon receipt by the Notifying Party of actual knowledge of any of the foregoing matters. Notifying Party shall also supply to Notice Recipient as promptly as possible, and in any event within five (5) business days after Notifying Party first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof.

     (h) If at any time during the Lease Term (or any extended term) any contamination of the Project by Hazardous Materials shall occur, where such contamination (i) is not caused by Tenant or Tenant's Representatives, and (ii) is caused by the act or omission of Landlord or "Landlord's Representatives" (which shall include Landlord's officers, directors, employees, representatives, agents, contractors, subcontractors, successors, and assigns, but shall not include lessees, sublessees or other occupants of the Project) ("Landlord Contamination"), then Landlord, at its sole cost and expense, shall promptly and diligently remove such Hazardous Materials from the Project or the groundwater underlying the Project to the extent reasonably practical in accordance with the requirements of the applicable Hazardous Materials Laws and industry standards then prevailing in the Hazardous Materials management and remediation industry in Florida. Landlord shall indemnify and hold harmless Tenant and Tenant's Representatives from and against any and all claims arising from or in connection with any act, omission or negligence of Landlord, or any of its partners, shareholders, directors, officers, and employees, relating to or arising out of the disposal of Hazardous Materials from the Project, such indemnity to include all reasonable costs, expenses and liabilities incurred in or in connection with each such claim, action or proceeding with respect thereto, including, without limitation, all reasonable attorney's fees and expenses. Landlord has no knowledge of the presence of Hazardous Materials on the Project Site, provided that the only investigation undertaken in that regard is documented in that certain report from ATC Associates, Inc. dated September 21, 1999 under ATC Project Number 03353.0001; Task 2, a copy of which report has previously been provided to Tenant.

13.  RIGHTS OF LANDLORD

     In addition to any other rights of Landlord reserved herein, Landlord reserves the right, at all reasonable times after prior notice to Tenant, by itself or its duly authorized agents, to enter into the Premises to inspect same and to perform any obligation of Tenant under this Lease that is not performed by Tenant within any cure period provided for in this Lease; to take photographs of the Premises for promotional or other purposes of Landlord (although Landlord shall not take photographs of the interior of the Premises which photographs include information regarding Tenant's business, without the prior consent of Tenant, which consent shall not be unreasonably withheld, delayed or conditioned); to enforce any rights and remedies of Landlord under this Lease; and, after notice from Landlord of intention to terminate this Lease in accordance with the terms of this Lease, at any time within three (3) months prior to the expiration of the Lease Term or any extension term, or in connection with a potential sale or refinancing of the Project or any portion thereof, to show the Premises. If Tenant does not make itself available or otherwise refuses to admit Landlord or its agents to the Premises during regular business hours after prior notice from Landlord, or if an entry into the Premises shall be necessary in the case of an emergency, Landlord or Landlord's agents may make forcible entry without rendering Landlord or such agents liable therefor and without in any manner affecting the obligations and covenants of Tenant under this Lease. Tenant hereby irrevocably grants Landlord the necessary licenses to carry out the terms of this subsection. The exercise of any right reserved to Landlord in this Section 13 (or otherwise) shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, shall not render Landlord liable in any manner to Tenant, any of Tenant's Representatives or to any other person, and shall not diminish any other rights or remedies of Landlord with respect to a default by Tenant under this Lease.

14.  DAMAGE TO PREMISES

     (a) If the Premises or any other portion of the Project shall be damaged or destroyed by fire or other casualty of any kind, Tenant shall promptly cause such damage to be repaired and replaced, and the Rent shall not be abated. There shall be no obligation on Landlord to repair or replace the Premises or any other portion of the Project in case of fire or other casualty. Notwithstanding the foregoing, if during the last two years of the Lease Term the Project is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed fifty percent (50%) of the replacement value of the Project (exclusive of foundation) as of the day preceding the day of the occurrence of the damage, then Tenant may, no later than the sixtieth (60th) day following the occurrence of the damage, give Landlord notice of Tenant's election to terminate this Lease. In the event of such termination election by Landlord or Tenant as set forth above, (i) this Lease shall be deemed to terminate on the sixtieth (60th) day after such notice;
(ii) Tenant shall surrender possession of the Premises on or before the sixtieth
(60th) day after such notice of election to terminate; (iii) Base Rent shall be equitably abated as of the date of damage; and (iv) all rent, including Base Rent and any Additional Rent, shall be apportioned as of the date of surrender and any rent for any period beyond such date shall be refunded to Tenant. In the event of any such termination, all proceeds from the insurance on the Project required to be maintained by Tenant under the Lease shall be paid to Landlord. Tenant acknowledges and agrees that in no event shall Landlord be liable to Tenant or any of Tenant's Representatives for any inconvenience or loss of business on account of any loss or damage to the Premises or any other portion of the Project. Tenant shall promptly commence all repairs and replacements under this Section 14, and shall diligently complete such repairs in a good and workmanlike manner in accordance with the terms of this Lease (including the terms of Section 8 above), and in accordance with all applicable laws, rules and regulations.

     (b) The obligations of Tenant in the event of any damage to or destruction of the Premises, or any other portion of the Project, are governed exclusively by this Lease. Tenant hereby waives the provisions of any law to the contrary.

15.  INDEMNIFICATION AND INSURANCE REQUIREMENTS

     (a)   Tenant shall:

     (i) Indemnify, defend and save the Indemnified Parties harmless from and against any and all claims, actions, damages, liability, and expense, including attorney's fees and costs in all proceedings, in connection with loss of life, personal injury, or damage to property occurring in or about the Project, including the Premises and the Common Areas. The foregoing indemnity shall include, without limitation, all claims, actions, damages, liability, and expense, including attorney's fees and costs in all proceedings, that are excluded from Tenant's liability insurance coverage (as required under this Section 15), whether as a deductible or otherwise.

     (ii) At all times during the term hereof, keep in force, at its own expense, commercial general liability insurance, including automobile liability for non-owned and hired, in companies acceptable to Landlord and naming as additional insureds Landlord, the Project property manager and each Mortgagee, with a combined single limit of $3,000,000. The commercial general liability insurance policy shall include a contractual liability endorsement which shall insure Landlord against liability arising from any of the claims against which Tenant is required by this Lease to indemnify Landlord.

     (iii) At all times during the term hereof, keep in force, at its own expense, insurance against loss or damage by fire and lightning, and such other perils as are covered under a standard "all-risk" or special form policy. Such insurance shall be carried with companies acceptable to Landlord, in an amount not less than one hundred percent (100%) of the replacement costs of the Project including Tenant's betterments and improvements to of the Premises, and naming Landlord, and each Mortgagee of which Tenant has actual notice as an additional insured. The foregoing coverage shall include business interruption insurance for a period of twenty four (24) months following the occurrence of any insured casualty or occurrence.

      (iv) Furnish to Landlord, within ten (10) days prior to the Commencement Date (or, if earlier, the date that Tenant takes possession of the Premises), and thereafter within ten (10) after request by Landlord at any time and from time to time, copies of all policies and endorsements of insurance evidencing coverage required by this Lease. All policies required hereunder shall contain an endorsement providing that the insurer will not cancel or materially change the coverage of such policies without first giving thirty (30) days prior written notice thereof to Landlord and each named Mortgagee.

     (b) Landlord may, at its option, purchase fire and extended coverage insurance on the Project (other than Tenant's betterments and improvements to the Premises) under a standard "all-risk" or special form policy and in such amounts as may be required by each Mortgagee from time to time. Any such purchase of insurance by Landlord shall not limit the obligations of Tenant as set forth above.

     (c) Landlord and Tenant hereby mutually waive and release their respective rights of recovery against one another and their officers, agents and employees for any damage to real or personal property, including resulting loss of use, interruption of business, and other expenses occurring as a result of the use or occupancy of the Premises if, and only to the extent that, the same is insured against under a standard "all-risk" or special form policy of property insurance required to be maintained by the parties hereto. Landlord and Tenant agree that all policies of insurance obtained by them pursuant to the provisions of this Lease shall contain provisions or endorsements thereto waiving the insurer's rights of subrogation with respect to claims against the other, to the extent obtainable at no additional cost; provided, however, that if there is an additional cost, then the party benefiting from waiver of subrogation shall have the option of paying such cost.

16.  WAIVER OF CLAIMS BY TENANT

     Landlord and its agents, employees, and contractors shall not be liable for, and Tenant hereby releases all claims for damages to person or property sustained by Tenant or any person claiming by, through or under Tenant resulting from, any fire, accident, occurrence, or condition in or upon the Premises or Landlord's property, including, but not limited to, claims for damage resulting from: (i) any defect in or failure of plumbing, heating, or air conditioning equipment, electrical wiring or installation thereof, water pipes, stairs, railings, or walks; (ii) any equipment or appurtenances becoming out of repair;
(iii) the bursting, leaking, or running of any tank, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises; (iv) the backing-up of any sewer pipe or downspout, (v) the escape of steam or hot water; (vi) water being upon or coming through the roof or any other place upon or near the Premises; (vii) the falling of any fixture, plaster, or stucco;
(viii) broken glass; (ix) any act, negligence, or omission of Tenant or other occupants of the Project; and (x) vandalism or theft. Notwithstanding the foregoing, Tenant shall not be deemed to have released any claims for damages to person or property sustained by reason of the negligence or intentional misconduct of Landlord or its agents, employees, or contractors.


17.  FIXTURES

     (a) Any and all improvements to the Premises that are funded with the Improvement Allowance, the Additional Improvement Allowance and/or the Design Allowance, regardless of whether such improvements constitute fixtures (including, without limitation, trade fixtures), shall remain a part of the Premises, and in no event may be removed by or on behalf of Tenant during the Lease Term or any extension thereof, or upon the expiration or earlier termination of this Lease or any extension thereof.

     (b) Any trade fixtures installed in the Premises by Tenant, which trade fixtures are not funded with the Improvement Allowance, the Additional Improvement Allowance and/or the Design Allowance, shall remain the property of Tenant and shall be removable at the expiration or earlier termination of this Lease or any extension thereof, provided Tenant shall not at such time be in default; and, provided further, that in the event of such removal, Tenant shall, at the time of removal, repair the damage caused by such removal and promptly restore the Premises to its original improved order and condition, reasonable wear and tear and, subject to Tenant's obligations under this Lease, casualty and condemnation excepted. Any such trade fixture not removed at or prior to expiration or earlier termination of this Lease shall become the property of Landlord. Without limitation of the foregoing, light fixtures, cabinetry, and plumbing equipment, whether or not installed by Tenant or funded with the Improvement Allowance, the Additional Improvement Allowance and/or the Design Allowance, shall not be removable at the expiration or earlier termination of this Lease, or at the expiration of any extension thereof, and shall be the property of Landlord. If the removal of trade fixtures would leave any wall or floor indentations or other non-standard improvement finishes, then the obligation of Tenant to restore the Premises (as a condition of removal of any such trade fixtures) includes the obligation to eliminate any such indentations or other non-standard improvement finishes and paint or otherwise finish the applicable areas in the same manner as surrounding areas, such that, in the reasonable judgment of Landlord, Landlord shall not be required to incur any expense to make the Premises ready for a successor tenant as relates to the areas of the Premises from which trade fixtures have been removed.

18.  ASSIGNING AND SUBLETTING

     (a) Tenant covenants that it shall not, by operation of law or otherwise, assign this Lease, sublease all or any part of the Premises, or permit the Premises to be used by others without the prior written consent of

Landlord in each instance, which consent shall not be unreasonably withheld or delayed, provided the proposed assignee or sublessee has a then current net worth sufficient for it to meet its monetary obligations under this Lease or its sublease, as the case may be. Notwithstanding anything in this Section 18 of the Lease to the contrary, Tenant shall have the right, at any time or times without the consent of the Landlord, to assign the Lease or to sublease all or any portion of the Premises to any wholly-owned subsidiary of Tenant or any affiliate of Tenant which is wholly-owned by a common parent corporation with Tenant. In the event of any assignment or sublease, Tenant shall nevertheless remain liable for the full and timely payment and performance of all of Tenant's obligations under the Lease. Any attempt by Tenant to assign, sublet, encumber or mortgage this Lease without Landlord's consent (under circumstance where such consent is required) shall be voidable at Landlord's election. The consent by Landlord to any assignment, subletting or use of the Premises by others shall not constitute a waiver of Landlord's right to withhold its consent to any other assignment, subletting or use by others of the Premises. Whether or not Landlord's consent shall be granted to any proposed assignment or subletting, Tenant shall reimburse Landlord for the reasonable expenses, including attorneys' fees and disbursements, incurred by Landlord in connection with Tenant's request for such consent. In addition, Tenant shall pay to Landlord, as Additional Rent, all reasonable direct and indirect expenses incurred by Landlord due to any such assignee or sublessee taking possession of the Premises, including freight elevator operation, security service, cleaning service, janitorial service and rubbish removal. The prohibitions set forth in this Section 18(a) and Tenant's agreement thereto are material inducements to Landlord to enter into this Lease with Tenant, and any breach or attempted breach thereof shall constitute an event of default under this Lease for which no notice or opportunity to cure need be given.

     (b) No consent by Landlord to an assignment of this Lease shall be effective unless and until Tenant shall deliver to Landlord an agreement, in form and substance satisfactory to Landlord, pursuant to which such assignee assumes and agrees to be bound by all of the provisions of this Lease. In no event shall Tenant be released from its obligations hereunder as a result of any assignment of this Lease, and the Tenant named herein and any assignee of such Tenant who assumes the obligations of the named Tenant under this Lease, from and after such assignment, shall be jointly and severally liable for performance of all obligations of Tenant under this Lease.

     (c) For the purposes of this Section 18, (i) the transfer or issuance of stock or other form of voting interest ultimately resulting in ownership of a majority of the issued and outstanding capital stock or other voting interest of any corporate tenant, or the transfer of a majority of the total interests in any partnership tenant or tenant which is a limited liability company, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, except that the transfer of the outstanding capital stock of any corporate tenant shall not be deemed to include the sale of such stock by persons or parties through the "over-the-counter market" or through any recognized stock exchange (ii) a takeover agreement or similar agreement whereby the obligations of Tenant under this Lease are assumed by another party shall be deemed a transfer of this Lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Section 18, and (vi) if Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law by any of the persons executing this Lease shall be deemed a voluntary assignment of this Lease by Tenant.

19.  SUBORDINATION; ATTORNMENT

     (a) This Lease is subject and subordinate to the Land Documents and any Mortgages, and to any renewals, modifications, increases, extensions, replacements, and substitutions of any of the foregoing provided that such subordination is expressly conditioned on each Mortgagee providing Tenant non-disturbance protection pursuant to which Tenant shall not be disturbed in its possession of the Premises for so long as Tenant is not in default of this Lease. Each Mortgagee shall provide such non-disturbance protection pursuant to a subordination, non-disturbance and attornment agreement in required form for such Mortgagee (an "SNDA"), and Tenant shall execute and deliver each such SNDA promptly upon request. In furtherance of the foregoing, Tenant shall not be required to subordinate to any Mortgagee who does not agree to provide such non-disturbance protection pursuant to an SNDA in required form for such Mortgagee. Tenant acknowledges that each such SNDA may be subject to exceptions similar to those set forth in paragraphs (i) and (vi) of subsection 19(b) below. At the option of any Mortgagee, this Lease shall be made superior to such Mortgage.

     (b) If any Mortgagee succeeds to the rights of Landlord under this Lease, whether through foreclosure, deed-in-lieu of foreclosure, delivery of a new lease or otherwise (a "Successor Landlord"), then at the request of the Successor Landlord and upon Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall be deemed to have attorned to and recognized such Successor Landlord as Tenant's Landlord under this Lease. This provision shall be self-operative and no further instrument of attornment shall be required; provided, however, that Tenant shall execute, acknowledge and deliver such further instrument(s) conforming such attornment as may be reasonably requested by such Successor Landlord. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between Successor Landlord and Tenant upon all of the terms set forth in this Lease after such attornment, except that the Successor Landlord shall not:

          (i) be liable for any previous act or omission of Landlord under this Lease;

         (ii) be subject to any offset;

        (iii) be bound by any previous modification of this Lease, or by any previous prepayment of more than one month's Base Rent or Additional Rent, unless such modification or prepayment shall have been expressly approved in writing by such Successor Landlord;

         (iv) be obligated to perform any alteration of the Premises;

          (v) be obligated in respect of any security deposit it shall not have received (Landlord shall cooperate with any required transfer of the LOC to the Successor Landlord); or

         (vi) be obligated to repair the Premises or the Project or any part thereof.

20.  PERFORMANCE OF TENANT'S COVENANTS

     Tenant shall perform all of the covenants and conditions on its part to be performed under this Lease, and upon receipt of written notice from Landlord (where notice of non-performance is required by this Lease) will immediately comply with the requirements of such notice. If Tenant shall violate any covenant or condition of this Lease, whether or not notice is required, Landlord may following the expiration of any applicable cure period, at its option, do or cause to be done any or all of the things required by this Lease. In so doing Landlord shall have the right to cause its agents, employees, and contractors to enter upon the Premises, and in such event shall have no liability to Tenant, its agents and employees, for any loss or damages resulting in any way from such
action.   Tenant hereby grants Landlord all necessary licenses required to carry out the terms of this Section. Tenant shall pay to Landlord, within ten (10) days of demand, any monies paid or expenses incurred by Landlord in taking such actions, including attorney's fees and costs in all proceedings, and such sums shall be collectible from Tenant as Additional Rent hereunder.

21.  CUSTOM AND USAGE; NO WAIVER

     Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the covenants and conditions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Landlord in refraining from so doing at any time or times. The waiver by Landlord of any term, covenant or condition in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant or condition herein. The subsequent acceptance of Base Rent, Additional Rent or any other monetary obligation of Tenant hereunder by Landlord shall not be deemed to be a waiver of any preceding breach or default by Tenant of any term, covenant or condition of this Lease, other than the failure of

Tenant to make the particular payment so accepted, regardless of Landlord's knowledge of such preceding breach or default at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and executed by Landlord.

22.  SURRENDER AND HOLDING OVER

     (a) Tenant, upon expiration or termination of this Lease, either by lapse of time or otherwise, shall peaceably surrender the Premises to Landlord in broom-clean condition and in good repair as required in this Lease, reasonable wear and tear and, subject to Tenant's obligations under this Lease, casualty or condemnation excepted. In the event that Tenant shall fail to surrender the Premises upon demand, Landlord, in addition to all other remedies available to it hereunder or at law or in equity, shall have the right to receive, as liquidated damages for all the time Tenant shall so retain possession of the Premises or any part thereof, an amount equal to twice the Base Rent specified in this Lease as applied to such period, together with all other payments required hereunder as Additional Rent, provided that Tenant shall nonetheless be a tenant at sufferance. If Tenant shall provide Landlord a written request not less than six (6) months prior to the expiration of the Lease Term and Tenant is not in default of the Lease and no event has occurred which with notice, the lapse of time or both would result in such a default, Landlord has agreed to provide a ninety (90) day period following the date upon which the Lease would otherwise expire to surrender the Premises so that Tenant can vacate the Premises in an orderly fashion, and Tenant shall take reasonable actions to promptly and completely vacate the Premises during such ninety (90) day period. Tenant shall pay Landlord Base Rent during such ninety (90) day period at a rate equal to 150% of the Base Rent applicable during the final Lease year of the Lease Term together with all Additional Rent owing under this Lease. Under such circumstances and without limitation of Landlord's rights under Section 13 of this Lease, during the ninety (90) day period following demand for surrender, Landlord may with the prior consent of Tenant, such consent not to be unreasonably withheld, delayed or conditioned, enter the Premises for all purposes, including, without limitation, preparation of the Premises for a successor tenant, provided that Landlord shall undertake reasonable efforts not to unreasonably interfere with Tenant's business operations or damage the personal property of Tenant remaining in the Premises during such ninety (90) day period.

     (b) If Tenant remains in possession of the Premises with Landlord's consent but without a new lease in writing and duly executed by Landlord, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, but otherwise subject to all the covenants and conditions of this Lease.

23.  ADDITIONAL CONSTRUCTION

     Landlord reserves the right at any time, and from time to time, to construct other, or add to other, buildings or improvements on surrounding property, and to permit others to do so from time to time. In the event of such additional construction, Landlord shall not unreasonably interfere with Tenant's occupancy.

24.  CONDEMNATION

     (a) If the whole of the Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, or if only a portion of the Premises shall be taken or condemned but Tenant is not able to carry on sufficient operations at the Premises in a manner that the purpose of Tenant's occupancy of the Premises as for its Permitted Use is not frustrated, this Lease shall cease and terminate as of the date on which title shall vest thereby in that authority and the Rent reserved hereunder shall be apportioned and paid up to such date. sale by Landlord to any authority having the power of eminent domain or its designee, either under threat of condemnation or while condemnation proceeding are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article.

     (b) If only a portion of the Premises shall be taken or condemned, this Lease and the term hereof shall not cease or terminate, but the Rent payable after the date on which Tenant shall be required to surrender possession of such portion shall be reduced in proportion to the decreased use suffered by Tenant, as determined by agreement of the parties or by arbitration.

     (c) In the event of any taking or condemnation in whole or in part, the entire award of damages shall belong to Landlord, without any deduction therefrom for the value of the unexpired term of this Lease or for any other estate or interest in the Premises now or later vested in Tenant. Tenant assigns to Landlord all its right, title, and interest in any and all such awards. However, Tenant shall not be prohibited from pursuing its own action for damages against the condemning authority for its business damages and relocation expenses.

     (d) In case of any governmental action not resulting in the taking or condemnation of any portion of the Premises but creating a right to compensation therefor, or if less than a fee title to all or any portion of the Premises shall be taken or condemned by any governmental authority for temporary use or occupancy, and provided such condemnation shall not have reduced significantly the previously available parking for Tenant, this Lease shall continue in full force and effect without reduction or abatement of Rent.

25.  FORCE MAJEURE

     With the exception of the obligation of Tenant to pay Rent and all other amounts that may be due from time to time under this Lease, if either party shall be delayed or hindered in or prevented from doing or performing any act or thing required hereunder by reason of any matters beyond the reasonable control of such party, then such party shall not be liable or responsible for any such delays and the doing or performing of such act or thing shall be extended for a period equivalent to the period of such delay. In such event, this Lease and the obligations of both parties to perform and comply with all of the other terms and provisions of this Lease shall in no way be affected, impaired, or excused.

26.  ESTOPPEL STATEMENT


     Within ten (10) days after request therefor by Landlord or any Mortgagee, Tenant shall deliver in recordable form (and signed by Tenant, if an individual, or a duly authorized representative of Tenant if Tenant is not an individual) a statement to Landlord, any Mortgagee, or any proposed Mortgagee or transferee of the Project (as the case may be), certifying (if such be the case) that this Lease is in full force and effect, that Tenant is in possession of the Premises, that Tenant has commenced the payment of Rent, and that there are no defenses or offsets to this Lease claimed by Tenant, as well as any other information reasonably requested. If Tenant fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained on such certificate as submitted by Landlord shall be deemed correct for all purposes, but Landlord shall have the right to treat such failure or refusal as a default by Tenant. Further, Landlord agrees that upon Tenant's reasonable request (but not more than twice annually), Landlord shall deliver a statement to Tenant that this Lease is in full force and effect.

27.  EVENTS OF DEFAULT

     The occurrence of any of the following shall, in addition to any other events of default provided herein, constitute an event of default hereunder:

     (a) Failure of Tenant to pay, when due (i.e., by the fifth day of the month) and without notice or offset, any Base Rent or monthly installment of Common Area Maintenance Costs provided for in this Lease; or failure of Tenant to pay any other Additional Rent or other charges of any nature required to be paid by Tenant under this Lease within ten (10) days after written notice from Landlord. Notwithstanding the foregoing, Landlord agrees that, not more than twice in any consecutive twelve (12) month period, Landlord or its agent shall give Tenant written notice of any overdue Rent and Tenant shall not be in default, and no interest or late fee shall be due with respect to such overdue Rent, provided that Tenant pays the overdue Rent within seven (7) days following the date of deemed delivery of the notice in accordance with Section 41 of this Lease.

     (b) The filing of a petition by or against Tenant Lease for relief under the United States Bankruptcy Code ("Bankruptcy Code"), reorganization, or appointment of a receiver or trustee of Tenant or Tenant's property; or an assignment by Tenant for the benefit of creditors; or the taking of possession of the property of Tenant by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Tenant; or if a temporary or permanent receiver or trustee shall be appointed for Tenant or for Tenant's property and such temporary or permanent receiver or trustee shall not be discharged within thirty (30) days from the date of appointment; or any other execution, levy, attachment or other process of law upon Tenant's leasehold interest hereunder (or any part thereof); or if any judgment entered against Tenant has not been satisfied or bonded within thirty (30) days of the date of the judgment.

     (c) Vacation or desertion of the Premises, or failure of Tenant to open and actively conduct its business for a period of one hundred eighty (180) consecutive calendar days.

     (d) Tenant's failure to deliver the initial LOC (hereinafter defined) or otherwise post or maintain in effect an LOC as required by this Lease.

     (e) The removal or attempted removal of Tenant's goods or property from the Premises, whether by Tenant or any third party pursuant to execution of a levy, enforcement of a security interest or otherwise, other than in the ordinary and usual course of business, without having first paid and satisfied Landlord for all Rent which may become due during the entire Lease Term (or extension term, as applicable).

     (f) The transfer or attempted transfer of any legal or equitable interest, whether by operation of law or otherwise, of this Lease or Tenant's interest in this Lease, except strictly in accordance with the express terms of this Lease.

     (g) Tenant's failure to perform or observe any other provision of this Lease (including, without limitation, Tenant's covenants not to change the Permitted Use without the prior written consent of Landlord), within thirty (30) days after written notice and demand, provided that, if such failure is of a character as not to permit immediate compliance in the reasonable opinion of Landlord, then Tenant's failure to proceed diligently and immediately upon receipt of notice to commence the cure of such failure, and thereafter to complete such cure with all reasonable diligence within a reasonable period thereafter.

28.  LANDLORD'S REMEDIES UPON DEFAULT BY TENANT

     (a) Upon the occurrence of any event of default as set forth in this Lease, Landlord, at its option, may at such times as it may determine, concurrently or successively, without being deemed to have waived any rights or to have made an election of remedies in any circumstance, do any or all of the following, in addition to any right or remedy provided by law or allowed in equity:

          (i) Landlord may serve upon Tenant notice that this Lease and the then unexpired Lease Term shall terminate and become absolutely void on a date specified in such notice, to be not less than ten (10) days after the date of such notice, and this Lease, as well as the right, title, and interest of Tenant hereunder shall, except as to the rights and remedies of Landlord upon termination as provided herein, terminate and become void in the same manner and with the same force and effect as if the date provided in such notice were the date originally specified for the expiration of the Lease Term. Tenant shall then immediately quit and surrender to Landlord the Premises and all rights of Tenant with respect to the Common Areas, and Landlord may then or at any time thereafter, as permitted by law after appropriate judicial proceedings, enter into and repossess the Premises, opening locked doors, if necessary, to effect such entrance, and may remove all occupants and any property thereon without being liable for any action or prosecution of any kind for such entry or the manner thereof or loss of or damage to any property upon the Premises.

         (ii) Without terminating this Lease and without notice, Landlord may, as permitted by law after appropriate judicial proceedings, enter into and repossess the Premises for the account of Tenant, opening locked doors if necessary to effect such entrance, and may remove all occupants and any property thereon without being liable for any action or prosecution of any kind for such entry or the manner thereof or loss of or damage to any property upon the Premises. Landlord may, in addition to its other rights and remedies, store Tenant's property in a public warehouse or at a place selected by Landlord, at the expense of Tenant.

  In the event of either (i) or (ii) above, Landlord may, but shall not be obligated to, obtain possession of the Premises by any judicial proceeding, which it may, in its sole discretion, institute for such purpose. Landlord's obtaining of possession of the Premises, shall not, of itself, terminate this Lease.

        (iii) With or without terminating this Lease and with or without reentering and obtaining possession of the Premises, Landlord may lease the Premises to any other person upon such terms as Landlord may deem reasonable, in its sole discretion, and for a term within or beyond the term of this Lease. Landlord shall apply the rent received from reletting the Premises to reduce the obligations of Tenant under this Lease. Tenant shall remain liable for all Rent for the balance of the then current term, together with any expenses or costs incurred by Landlord in reentering the Premises, such as the payment of commissions, attorney's fees, the making of alterations or otherwise, and Landlord may recover such costs and expenses at any time, and from time to time, after any of the foregoing events, whether prior to the end of the term herein granted or otherwise. Landlord shall have no obligation to relet the Premises, or any part thereof, and shall in no event be liable for failure to relet the Premises, or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability.

        (iv) Landlord is hereby granted a valid lien, for all Rent and other sums of money which may at any time be owing by Tenant to Landlord, upon all furniture, fixtures (excluding trace fixtures), equipment, inventory and other property of Tenant which may at any time be in or about the Premises. Said property shall not be removed from the Premises without the consent of Landlord until all arrears in Rent, as well as any and all other sums of money due hereunder, shall first have been paid, provided further that the lien herein granted may be enforced in accordance with the provisions of Article 9 of the Uniform Commercial Code as in effect in the State of Florida, or in any other manner provided by law. Tenant shall, at the request of Landlord, execute and deliver such additional documents as may be reasonably required to perfect this security interest. Landlord shall have all of the rights of a secured party under the Uniform Commercial Code as in effect in Florida. Landlord agrees to subordinate its lien to the lien of financing obtained by Tenant from an institutional lender for property located in the Premises, provided that the subordination is in form reasonably acceptable to Landlord.


     (b) Without limitation of or by the foregoing, Tenant waives any and all demands and notices of any kind which may be required by law to be given prior to any entry or reentry by Landlord, by means of judicial proceedings for that purpose or otherwise. In the event Landlord shall terminate this Lease prior to the date of expiration of the Lease Term as set forth herein, or in the event Landlord shall repossess the Premises, by judicial process or otherwise, with or without termination of this Lease, Tenant waives all right to recover or regain possession of the Premises to save forfeiture of possession or of this Lease, as the case may be, by payment of Rent due or by other performance of the covenants and conditions hereof, and without limitation of or by the foregoing, Tenant waives all right to reinstate or redeem this Lease notwithstanding any provisions of any statute, law, or decision hereafter in force and effect.

     (c) Tenant shall not interpose or assert any claim or counterclaim in any action or proceeding brought by Landlord under this Lease. Tenant acknowledges that any such claim or counterclaim would be inconvenient to Landlord and would prejudice the rights of Landlord under this Lease. If Tenant violates this subsection, Landlord and Tenant stipulate that any such claim or counterclaim shall be severed and tried separately from the action or proceeding brought by Landlord if permitted pursuant to applicable rules of civil procedure or other applicable law. This subsection 28(c) shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions of this Lease or to which Tenant has not waived any claim pursuant to the provisions of this Lease, so long as notice is first given to Landlord and any Mortgagee, and a reasonable opportunity is granted to Landlord and/or the Mortgagee to correct such violation. In no event shall Landlord or any Mortgagee be responsible for any consequential damages incurred by Tenant, including lost profits or interruption of business, as a result of any default by Landlord.

     (d) The various rights, remedies, powers, options and elections of Landlord reserved, expressed, or contained in this Lease are distinct, separate and cumulative, and no one of them shall be deemed to be exclusive of the other rights, remedies, powers or options provided herein, or as are now or may hereafter be conferred upon Landlord by statute or by law or equity.

     (e) On the occurrence of any of the foregoing acts of default, the entire Rent for the balance of the then current term of this Lease, or any part thereof, shall, at the option of Landlord, immediately become due and payable as if by the terms of this Lease it were payable in advance, and Landlord may immediately proceed to collect or bring an action for such Rent, or such part thereof, as Rent being in arrears, or may file a proof of claim in any bankruptcy or insolvency proceedings for such Rent, or may institute any other proceedings to enforce payment thereof.

     (f) No termination of this Lease, nor taking or recovering possession of the Premises with or without termination of this Lease, shall deprive Landlord of any remedies or actions against Tenant for Rent or any damages for the breach of any covenant or condition herein contained, nor shall the bringing of any such action for Rent or breach of any covenant or condition, nor the resort to any other remedy herein or otherwise provided for the recovery of Rent or damages for such breach, be construed as a waiver of the right to insist upon the forfeiture and to obtain possession in the manner herein provided.

     (g) No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

     (h) No receipt of money by Landlord from Tenant after default or cancellation of this Lease shall: (i) reinstate, continue, or extend the term or affect any notice given to Tenant, (ii) operate as a waiver of the right of Landlord to enforce the payment of Rent then due or to become due, or (iii) operate as a waiver of the right of Landlord to recover possession of the Premises by suit, action, proceeding, or other remedy. After: (x) service of notice of termination and forfeiture as herein provided and the expiration of the time specified therein, (y) the commencement of any suit, action, proceeding, or other remedy, or (z) final order or judgment for possession of the Premises, Landlord may demand, receive and collect any monies due, without in any manner affecting such notice, order or judgment. Any and all such monies so collected shall be deemed to be payment on account of the use and occupation of the Premises or, at the election of Landlord, on account of the liability of Tenant hereunder.

     (i) Any sums which may be expended by Landlord in accordance with the terms of this Lease that are paid on behalf of Tenant or due to Tenant's default hereunder shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law, and Tenant shall be liable for such sums plus such interest as Additional Rent hereunder.

29.  LETTER OF CREDIT

     Simultaneously with the execution and delivery of the Lease, Tenant shall deliver an irrevocable letter of credit in the form of Exhibit "F" hereto in the amount of $300,000 (the "LOC"). Tenant shall keep a renewal/replacement LOC in effect through the entire term of the Lease including the renewal option term. Landlord shall be authorized to draw under each LOC upon a default by Tenant under this Lease which remains uncured beyond the applicable cure period, including, without limitation, the failure of Tenant to post a replacement LOC at least thirty (30) days before each LOC expiration date during the Lease term
as set forth in subsection 27(d) above.   Landlord will draw under the LOC
amounts due Landlord as a result of the applicable default, including, without limitation, amounts due under Section 28(e). Each replacement LOC shall be in the same amount as the initial LOC. The issuing bank must be approved by Landlord and the then Mortgagee, such approval not to be unreasonably withheld, delayed or conditioned. Each LOC must include the right of Landlord to assign the LOC to each Mortgagee as security and to Landlord's successors in interest to the Project. Each issuing bank shall have an office in Palm Beach County, Florida at which draws may be made by Landlord on the LOC.

30.  AUTHORITY

     If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Project is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state in which the Project is located, and that each of the persons or entities acting on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

31.  LIABILITY OF LANDLORD

     (a) Tenant shall look solely to Landlord's interest in the Project and Landlord's personal property used in connection with the Project for the satisfaction of any judgment or decree requiring the payment of money by Landlord, based upon any default hereunder, and no other property or asset of Landlord shall be subject to levy, execution, or other enforcement procedure for the satisfaction of such judgment or decree.

     (b) Tenant shall be in exclusive control and possession of the Premises, and Landlord shall not be liable for any injury or damages to any property or to any person on or about the Premises, nor for any injury or damage to any property of Tenant, except for damages resulting from Landlord's negligence or intentinal misconduct. The provisions herein permitting Landlord to enter and inspect the Premises are made to ensure that Tenant is in compliance with the terms and conditions hereof and to make repairs that Tenant has failed to make. Landlord shall not be liable to Tenant for any entry on the Premises for purposes permitted under this Lease, except with respect to the negligence or intentional misconduct of Landlord or its agents.

32.  LEGAL EXPENSES

     If any legal action or other proceeding is brought for the enforcement of this Lease, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Lease, the successful or prevailing party or parties shall be entitled to recover reasonable fees of attorneys, paralegals, and legal assistants, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), together with any sales tax thereon, incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

33.  LAND DOCUMENTS; RULES AND REGULATIONS


     The parties shall be bound by all existing and future Land Documents and the Rules and Regulations, in the form of Exhibit "D" hereto, governing the Premises and the Project or any part thereof as same may be amended. The Rules and Regulations shall be subordinate to the terms and provisions of this Lease.

34.  TIME OF THE ESSENCE

     Time is of the essence in all provisions of this Lease.

35.  QUIET ENJOYMENT

     Upon payment by Tenant of the Rents and other charges herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and all existing or future Mortgages encumbering the Project.

36.  SIGNS

     Without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, no sign or other promotional or informational materials of any nature shall be placed on the exterior of the Premises, in any window visible from the exterior of the Project. Signage shall be permitted only as provided in Exhibit "E".


37.  SCOPE AND INTERPRETATION OF AGREEMENT; CONFIDENTIALITY

     This Lease and all Exhibits set forth all of the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, conditions, or understandings, either oral or written, other than as set forth herein. No subsequent alteration, change or addition to this Lease shall be binding upon
Landlord or Tenant unless reduced to writing and signed by both parties.   The
laws of the State of Florida shall govern the validity, interpretation, performance, and enforcement of this Lease. This Lease shall not be more strictly enforced against either party regardless of who was more responsible for its preparation. A memorandum of this Lease in form and content mutually acceptable to Landlord and Tenant (such acceptance not to be unreasonably withheld, delayed or conditioned) may be recorded in the public records of Palm Beach County, and upon termination or expiration of this Lease, Tenant shall immediately record a termination of the memorandum of lease in the public records of Palm Beach County. Except as set forth in the preceding sentence, except at Landlord's option, no part of this Lease or any memorandum thereof may be recorded in the public records of any municipality or county. Tenant will maintain the confidentiality of this Lease and, except as required by applicable law, will not divulge the economic or other terms of this Lease, whether verbally or in writing, to any person, other than Tenant's officers, directors, partners or shareholders; Tenant's attorneys, accountants and other professional consultants; any governmental agencies; and pursuant to subpoena or other legal process.

38.  INVALID PROVISIONS

     If any provision of this Lease shall be determined to be void by any court of competent jurisdiction or by any law enacted subsequent to the date hereof, then such determination shall not affect any other provisions hereof, all of which other provisions shall remain in full force and effect.

39.  CAPTIONS

     Any headings preceding the text of the provisions and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

40.  SUCCESSORS AND ASSIGNS

     All rights, obligations, and liabilities given to, or imposed upon, the parties hereto shall extend to and bind the respective heirs, executors, administrators, successors, sublessees, licensees, concessionaires and assigns of such parties, subject to the terms of Section 18 hereof. No rights, however, shall inure to the benefit of any assignee or sublessee of Tenant unless the assignment or sublease has been approved by Landlord in writing as required under this Lease. Nothing contained in this Lease shall in any manner restrict Landlord's right to assign or encumber this Lease. The original Landlord named herein, and each successive owner of the Project, shall be liable only for obligations accruing during the period of its ownership.

41.  NOTICES

     All notices, requests, consents and other communications required or permitted under this Lease shall be in writing (including telex, facsimile and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or overnight courier service, faxed or telecommunicated (with original to follow by overnight commercial courier for delivery on the next business day), or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed to Landlord's Address and Tenant's Address, as appropriate, or to such other address as any party may designate by notice complying with the terms hereof. Each such notice shall be deemed delivered (a) on the date delivered if by personal or overnight delivery,
(b) on the date telecommunicated if by telegraph or facsimile (with original to follow as provided above), (c) on the date of transmission if by telex, and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

42.  USE OF PREMISES

     Tenant shall use and occupy the Premises only for the Permitted Use and for no other purpose, without the prior written consent of Landlord.

43.  GENERAL PROVISIONS GOVERNING TENANT'S IMPROVEMENTS


     (a) This section shall apply to all alterations, improvements, or additions (collectively, "improvements") made to the Premises during the Lease Term, as permitted in this Lease, other than the improvements to be made with
                                  -------------------------------------------
the Improvement Allowance and the Additional Improvement Allowance pursuant to
-------------------------------------------------------------------------------
Section 4 above.
---------------

     (b) Before entering the Premises for the purpose of performing improvements, Tenant shall deposit with Landlord certificates of workmen's compensation insurance and liability insurance of Tenant's general contractor, or, if none, from each of Tenant's independent contractors. Liability insurance shall be in an amount not less than $1,000,000 per occurrence, or such greater amount as Landlord may reasonably require from time to time, and shall name Landlord and each Mortgagee as additional insureds. The liability insurance shall be on a comprehensive form, and shall cover all hazards related to any work performed by any such contractor on the Premises. At Landlord's option, in connection with any improvements reasonably expected to cost in excess of $25,000, Tenant shall provide, at Tenant's sole expense, a payment and performance or completion bond in an amount equal to the estimated cost of any improvements to the Premises to be made by Tenant and otherwise in form and substance satisfactory to Landlord.

     (c) Any damage to the Premises or the Project caused by Tenant or any of its employees, contractors, or workmen shall be repaired promptly by and at the expense of Tenant. Tenant shall be responsible for the disposal of waste generated with respect to its work.

     (d) All improvements within the Premises shall be completed with new materials, unless otherwise approved in writing by Landlord. Materials used and workmanship performed shall be of a uniformly high quality in accordance with the best standards of practice, and shall be subject to the approval of Landlord.

     (e) The opinion of Landlord's architect shall be final and binding upon Landlord and Tenant respecting all matters of dispute regarding any improvements, including the state of completion and whether or not the work is completed in a good and workmanlike manner.

     (f) Upon completion of the improvements, Tenant shall cause to be furnished to Landlord a final contractor's affidavit, stating that there are no liens outstanding against the Premises or the Project on account of the improvements, and that all accounts for work, service and materials have been paid in full.

44.  WAIVER OF JURY TRIAL

     LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR THE OBLIGATIONS EVIDENCED HEREBY, OR ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH OF LANDLORD AND TENANT IN ENTERING INTO THIS LEASE.

45.
     INSOLVENCY OR BANKRUPTCY

     Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed, agree as follows:

     (a) to perform each and every obligation of Tenant under this Lease until such time as Tenant's interest in this Lease is either rejected or assumed by order of the U.S. Bankruptcy Court;

     (b) to pay monthly in advance, on the first day of each month, as reasonable compensation for use and occupancy of the Premises, an amount equal to all Rent and other charges due pursuant to this Lease;

     (c) to reject or assume this Lease within 60 days after the filing of such petition under Chapter 7 of the Bankruptcy Code or within 120 days (or such shorter term as Tenant, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter;

     (d) to give Landlord at least 45 days prior written notice of any proceeding relating to any assumption of this Lease;

     (e) to give at least 30 days' prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease;

     (f) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code;

     (g) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and

     (h) to have consented to the entry of an order by an appropriate U.S. Bankruptcy Court providing all of the above, and waiving notice and hearing prior to the entry of such order. No default of this Lease by Tenant, either prior to or subsequent to the filing of such petition, shall be deemed to have been waived unless expressly done so in writing by Landlord, and included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment of this Lease are the following:

          (i) the cure of any monetary defaults and the reimbursement of pecuniary loss within not more than 30 days of assumption and/or assignment of the Lease; and

         (ii) the use of the Premises strictly in accordance with the requirements of this Lease.

46.  NO REPRESENTATIONS; NO OFFER

     (a) Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect for the subject matter hereof.

     (b) The submission of this document for examination and review does not constitute an option, an offer to lease space, or an agreement to lease space. This document shall have no binding effect on the parties unless and until executed and delivered by both Landlord and Tenant, and will be effective only upon Landlord's execution and delivery of the same.

47.  BROKERS

     Tenant represents and warrants that it has not dealt with any brokers, finders or like agents in connection with the negotiation, execution or delivery of this Lease, with the exception of Ben DeVries. Landlord shall be solely responsible for the payment of the commission due to Ben DeVries with respect to this Lease. Tenant agrees to, indemnify, defend and hold Landlord harmless from and against obligations, losses, claims, liabilities, damages, costs and expenses including all attorneys' fees and disbursements) incurred by reason of any claim or of liability to any other broker, finder, like agent or other person claiming by, through or under Tenant or claiming to have rendered services for Tenant for commissions or other compensation or charges with respect to the negotiation, execution and delivery of this Lease, and such obligations shall survive the expiration or sooner termination of this Lease.

48.  EXHIBITS

     The following exhibits are a part of this Lease and are incorporated herein by reference:

     Exhibit "A" - Legal Description
     Exhibit "B" - Acceptance Letter
     Exhibit "C" - Tenant's Allowances and Landlord's Work
     Exhibit "D" - Rules and Regulations
     Exhibit "E" - Signage Requirements

IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the day and year first above written.

                          TENANT:

                          INTELLIGENT LIFE CORPORATION, a Florida corporation

                          By: _____________________________________
                          Name:____________________________________
                          Title: __________________________________

                          LANDLORD:

                          WK3 INVESTORS, LTD., a Florida limited partnership

                          By: WK3 EQUITY INVESTORS, LTD., a Florida limited partnership, its general partner

                          By: WK3 EQUITY CORPORATION, a Florida corporation, its general partner

                          By: _____________________________________
                          Name:____________________________________
                          Title: __________________________________

                                  EXHIBIT "A"


                               LEGAL DESCRIPTION

                                 EXHIBIT "B"

                                 TENANT ACCEPTANCE LETTER

                                              Date:  ___________________
Intelligent Life Corporation
____________________
____________________
Attn: ______________________

     Re:  Lease Agreement ("Lease") dated  September 27, 1999,  between WK3
                            -----
          Investors, Ltd. ("Landlord") and Intelligent Life Corporation
                            --------
          ("Tenant")
            ------

     Please confirm the following information by filling in any spaces below, as applicable, and counter-signing this letter as provided below:

     1.  The Commencement Date (as defined in the Lease) occurred on ________.


     2. All alterations and improvements required to be performed by Landlord pursuant to the provisions of the Lease to prepare the entire Premises for Tenant's initial occupancy have been satisfactorily completed.

     3. As of the date hereof, Landlord and Tenant have each fulfilled all of their respective obligations under the Lease.

     4. The Lease is in full force and effect and has not been modified, altered, or amended, except as follows [if none, state "None"]:
          ______________________________________________.

     5. There are no offsets or credits against Base Rent or Additional Rent (as defined in the Lease).

                              Very truly yours,

                              WK3 Equity Corporation, General Partner of the General Partner of the Landlord

                              By:  ______________________________
                              Name:  ____________________________
                              Title:  ___________________________

Agreed to and accepted as of ______________, 19___

Intelligent Life Corporation, a Florida corporation


By:  ______________________________
Name:  ____________________________
Title:  ___________________________

                                  EXHIBIT "C"


                    TENANT'S ALLOWANCES AND LANDLORD'S WORK


     Landlord shall provide Tenant (a) an allowance of TWENTY FIVE DOLLARS ($25.00) per rentable square foot for initial improvement work in preparing the Premises for Tenant's use (the "Improvement Allowance"); (b) an additional allowance of $100,000.00 for an emergency generator and data center (the "Additional Improvement Allowance"); and (c) an additional allowance of $120,000.00 for interior space plan and design (the "Design Allowance"). All such allowances shall be disbursed by, and in accordance with the draw requirements of, Landlord's construction lender. The Improvement Allowance and the Additional Improvement Allowance shall be available solely for the hard costs of leasehold improvements (the "Improvement Work"), and no portion thereof shall be used for furniture, personal property, working capital or other such purposes.

     Tenant shall be responsible for developing all plans and specifications for the Improvement Work, but all such work shall be done by Landlord's general contractor. Landlord will instruct its general contractor to obtain three bids from subcontractors for each major component of the Improvement Work expected to have a cost to compete in excess of $10,000. If the cost of the Improvement Work will exceed the Improvement Allowance and the Additional Improvement Allowance, Tenant will be solely responsible for such excess cost, and the full amount of the excess cost must be deposited with Landlord (or its construction lender, if so required) within ten (10) days after Tenant's approval of the cost of the Improvement Work. The failure to deposit the excess cost in full at such time shall constitute a default under the Lease.

     Tenant acknowledges and agrees that no changes to the approved plans and specifications for the Improvements will be made following the approval thereof except pursuant to a written change order executed by Landlord and Tenant and providing for Tenant's agreement to bear all of the costs associated with such change order, as well as Tenant's agreement to pay Rent during any period that the Commencement Date is delayed as a result of such change order. In no event will Tenant communicate any changes or other directives to the general contractor unless Tenant obtains Landlord's prior written approval.

     Landlord's Work shall be as detailed on Exhibit "C-1" attached hereto.

                                 EXHIBIT "C-1"
Sitework:                 A.  Clearing of site as required.
                          B.  Clean fill spread and compacted to subgrade for one (1)
                              building pad, parking lot and landscape areas.
                          C.  Storm water and retention systems as required.
                          D.  Water and sewer services to building.
                          E.  Fire hydrants as required to meet fire marshal
                              requirements.
                          F.  Conduit for tenant phone and power service from property line to building.
                          G.  Paving layout in accordance with site plan.
                              1.  Parking spaces for three hundred twenty (320) vehicles.
                              2.  Six (6") inch compacted limerock base auto parking and secondary driveways.
                              3.  One and one-half (1  1/2" inch type II asphaltic
                                  concrete.)
                              4.  Stripes, bumpers, handicapped signage as required.
                          H.  Concrete walks at building entries and extruded curbs at parking lot end islands.
                          I.  Six foot high dumpster enclosure with gates.
                          J.  Code required landscape and irrigation of site.
                          K.  Soil Compaction: Dynamic Compaction

Structure - Foundation:   A.  Concrete - Footings
                              1.  Footings excavated, compacted formed as required with
                                  grade 60 steel rebar, poured using 3,000 P.S.I. concrete.
                                  Continuous at walls.
                              2.  Spread footings at columns excavated, compacted formed placing of grade 60 rebar, poured using 3,000 P.S.I.
                                  concrete.
                          B.  Concrete - Slab on Grade
                              1.  Building corners to be laid out by a Professional Land
                                  Surveyor.
                              2.  Soil bearing capacity at 2,500 psf.
                              3.  Slab on grade to be formed as required compacted to 95%
                                  density.
                              4.  Termite soil treatment with one (1) year warranty
                              5.  Rough-in plumbing and electrical as required.
                              6.  Lay 6 mil visqueen vapor barrier.
                              7.  Lay 6 x 6 - 10/10 welded wire mesh.
                              8.  Pour 3,000 P.S.I. concrete 5" thick.
                              9.  Cure slab using Silco Seal 77 or equal
                              A stem wall survey will be made to assure building meets all required set backs per code.

Building - Structure &    A.  Structural engineering of panels and engineering for
Tilt Up Wall                  lifting.
Panels:

                          B.  Form panels on existing slab, set structural embeds,
                              lifting accessories, rustications, door frames and place
                              reinforcing.
                          C.  Pour panels using 3,000 P.S.I. concrete minimum 7  1/2"
                              thick reinforced.

                          D.  Level pads, erect panels, plumb and align walls.
                          E.  Brace panels for 28 days.  Grout at footings.
                          F.  Prepare and patch ext. ready for texcote.
                          G.  Egress doors for emergency exit per code.
                          H.  Exterior finish textured oil base paint (texcote).
                          I. Special inspector, as required, throughout all structural operations of the project.
                          J.  Floor loads are as follows:
                              1.  Dead loads: 62 lbs. per square foot.
                              2.  Live loads: 60 lbs. per square foot.
                              3.  Partition load 20 lbs. per square foot.
                         K.  Roof loads:
                             1.  Dead load 20 lbs. per square foot.
                             2.  Live load 30 lbs. per square foot.



Structural Steel:        A.  Steel bar joists and girders.
                         B.  Steel columns on grid system.
                         C.  All steel fabricated, erected and shop primed, gray.
                         D.  Galvanized corrugated roof deck.
                         E.  Miscellaneous angles and air conditioning support frames as required.
                         F.  Structural bay spacing 30' x 30' typical or most economical.

Roofing:                 A.  Insulation with R value of R-19 throughout.
                         B.  4-ply built up roofing system, making a continuous,
                             waterproof membrane per manufacturer's specifications.
                         C.  Interior roof drains as per mechanical engineer's design.
                         D.  Provide ship's ladder to roof inside one stair tower.
                         E.  Manufacturer 15 year bond included.

Glass & Glazing:         A.  Exterior glass to cover approximately 15% of exterior wall area.
                         B.  Glass to be tinted.
                         C.  Two pairs of entrance doors 3'0" x 8'0" glass doors with standard stile.  Glass transom above doors to be 2'0" high.
                         D.  Typical windows at office perimeter walls to be 5'0" x 5'0"
                             at 10'0" on center.
                         E.  All exterior glass to be impact resistant system for
                             compliance with hurricane code.

Fire Sprinklers:         Building to be fully fire sprinkled according to NFPA standards.
                         NFPA 101 ordinary hazard fire sprinklers.  Special system for computer room.

Common Areas:            A.  Building shell includes 2 code required exit stairwells and
                             1 lobby stairway, men's and women's restrooms to code, one (1)
                             elevator, elevator machine room, electrical and phone rooms and ventilation chases as required.
                         B.  Other common areas (lobby and hallways) may be provided based upon final tenant requirements.

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

                         C.  Common areas include all items necessary to completely finish them to Class A standards.

Plumbing:                A.  Briggs fixtures or equal.
                         B.  Public restrooms provided each floor with fixture quantity based on minimum code requirements for 300 employees and 20 visitors.  Includes all local handicap and ADA requirements.
                         C.  Provide hose bibs and water coolers per code.
                         D.  Provide five (5) wet stacks for hookup of tenant's plumbing at various locations in building.

Electric:                A.  Electrical main 3000 amp switch.  Service to be 277/480 volt.
                         B.  One (1) distribution panel for HVAC 480 volt.
                         C.  One (1) distribution panel for lighting and ventilation
                             277/480 volt at each floor.
                         D.  One (1) distribution panel on each floor for  general
                             power using step down transformers 120/208 volt at each
                             floor.
                         E.  All exit signs, battery emergency lights, fire alarm
                             control wiring and panel for common areas.
                         F.  Site lighting to consist of  shoebox fixtures on precast concrete poles, 25' high in sufficient arrangement to
                             provide 1.5 foot candles over the site.
                         G.  Gutter provided for hookup of and metering of tenant's power.
                         H.  Conduit provided for main phone feed to central phone
                             room from property boundary.
                         I.  Electrical capacity 18 to 20 watts per square foot.
                         J.  All fluorescent electrical lighting shall be
                             electronically ballasted high efficiency.

Elevators:               A.  Provide one (1) Dover Seville 35 elevator or equal.
                         B.  Capacity to be 3,500 lbs. Each.
                         C.  Cab to be 10' clear height.

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

                                 EXHIBIT "D"


                                 RULES AND REGULATIONS



     Tenant covenants and agrees with Landlord to obey the following Rules and
Regulations:

    (a) All deliveries of shipments of any kind to and from the Premises, including loading and unloading of goods, shall be made only at such locations and times reasonably designated by Landlord, and only designated for such purpose by Landlord, and all deliveries shall be unloaded in accordance with any jurisdictional rights of any interested labor unions as determined by Landlord. Any damage to the Project caused by Tenant's movers or personnel shall be reimbursed to Landlord within ten (10) days of receipt of and invoice therefor.

     (b) All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises prepared for collection in the manner and at the times and places specified by Landlord. Landlord shall provide or designate a service for picking up refuse and garbage, and the cost thereof shall be included as a Common Area Maintenance Cost.

     (c) No antenna, dish or other communication device shall be erected on the roof, exterior walls, or grounds of the Project without, in each instance, the written consent of Landlord, which consent will not be unreasonably withheld, delayed or conditioned. Landlord acknowledges that Tenant intends to place communication devices on the roof of the Project. Any antenna, dish or other communication device so installed without such written consent shall be subject to removal at the expense of Tenant.

     (d) The plumbing facilities shall not be used for any purpose other than that for which they are constructed, no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this rule shall be borne by Tenant.

     (g) Tenant shall pay for and maintain a termite and pest extermination service for the Premises.

     (h) Tenant shall not burn any trash or garbage of any kind in or about the Premises.

     (i) Tenant agrees that Landlord may amend, modify, delete, or add new and additional reasonable rules and regulations for the use and care of the Premises and the Project. Tenant agrees to comply with all such reasonable rules and regulations upon notice to Tenant from Landlord, or upon the posting of the same in such place within the Project as Landlord may designate.

                                 EXHIBIT "E"

                              SIGNAGE REQUIREMENTS

     Tenant shall be provided with directory and lobby signage. Exterior signage shall be subject to approval by Landlord (and all governmental authorities, as applicable). Subject to the receipt of all required governmental approvals, such exterior signage may be back-lit. The cost of such signage shall be paid from the Improvement Allowance.

     Promptly following execution of the Lease, Tenant shall provide Tenant's signage information to Landlord.

     Any changes in signage from time to time as requested by Tenant shall be coordinated by Landlord and the costs thereof shall be charged to Tenant as Additional Rent.

                                   EXHIBIT F

                               (BANK LETTERHEAD)



RE:  Irrevocable Letter of Credit No.______________________

Gentlemen:

By order of our client, [Insert Name And Address Of Tenant], we hereby open our irrevocable letter of credit No. _________________ in favor for an amount not to exceed in the aggregate $300,000.00. Effective immediately and expiring at our [Insert Bank Street Address] office, ________, _______, with our close of business on [Insert Date One Year From Date Of Issuance].

We hereby agree with you that drafts drawn under and in compliance with the terms and condition of this Credit shall be duly honored if presented together with: (a) the original of this Credit, and (b) an affidavit executed by an authorized representative of the Beneficiary stating that a default by the tenant has occurred under that certain lease agreement dated as of _________ , 1999 between Intelligent Life Corporation and ____________, and such default remains uncured beyond the applicable grace period, entitling the Beneficiary to the proceeds of this Credit.

We will honor your draft, prior to 2:00 p.m. ([insert city], Florida time), on the same Business Day the draft is presented, if the draft is presented at or before 11;00 a.m. ([insert city], Florida time) on any Business Day, or not later than 10:00 a.m. ([insert city], Florida time) on the next following Business Day, if the draft is presented after 11:00a.m. ([insert city], Florida time) on any Business Day. For the purposes hereof, a "Business Day" shall mean a day on which banks located in the State of Florida are not required or authorized to remain closed.

This letter of credit shall be automatically reserved from year to year until the earlier of [Insert The Expiration Date Of This Lease] or terminated by the undersigned by notice to you given not less than ninety (90) --- days prior to the then expiration date therefor.

This letter of credit is transferable.

Except as far as otherwise expressly stated herein, this letter of credit is subject to the uniform customs and practice for documentary credits (1983 revision) International Chamber of Commerce Publications No. 400.

[Name Of Bank]



Authorized Signature

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